FOR  IMMEDIATE  RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
                SECOND QUARTER FISCAL YEAR 2005 FINANCIAL RESULTS

ATLANTA,  GEORGIA,  JANUARY  21, 2005 - Concurrent Computer Corporation (NASDAQ:
CCUR)  today  reported  results  for  the  quarter  ended  December  31,  2004.

In the second quarter of fiscal 2005, consolidated revenue for the company aggregated $20.0 million compared to $17.3 million in the first quarter of fiscal 2005, an increase of 16%, and compared to $22.6 million in the second quarter of fiscal 2004, a decrease of 12%. Video-On-Demand (VOD) revenue totaled $10.5 million for the second quarter of fiscal 2005 compared to $8.5 million in the first quarter of fiscal 2005, an increase of 23%, and compared to $13.0 million in the second quarter of the prior year, a decrease of 19%. Revenue from the company's Integrated Solutions Division (ISD) in the second quarter of fiscal 2005 totaled $9.5 million compared to $8.8 million in the first quarter of fiscal 2005, an increase of 8%, and compared to $9.6 million in the second quarter of the prior year, a decrease of 1%.

The net loss for the second quarter of fiscal 2005 was $1.4 million, including a $0.3 million net write down of the company's minority investments and $0.2 million in severance costs, or $0.02 per fully diluted share compared to a net loss of $5.0 million or $0.08 per fully diluted share in the first quarter of fiscal 2005 and compared to net income of $1.2 million or $0.02 per fully diluted share in the second quarter of the prior year.

"We are beginning to see the positive effects of the organizational changes and customer initiatives that we made last quarter. Our operating expenses decreased $1.1 million, including severance costs of $0.5 million, in the second quarter compared to the first quarter of fiscal 2005. We believe our software quality, customer service and support initiatives have substantially improved our customer relationships and resulted in a return to growth in both business segments. We ended the quarter with $24 million in cash and positive cash flow from operating activities of $1.8 million. We are pleased with the improved results and will strive to continue this trend. We are also continuing the process begun last quarter to enable Concurrent to operate more effectively as a united company," announced Gary Trimm, president and chief executive officer.


For More Information Contact:
-----------------------------

Concurrent - Angie Carson - Supervisor, Strategic Communications -
(678) 258-4118

As part of its initiative to further unite the company, Warren Neuburger, Integrated Solutions Division president, has been promoted to the position of chief operating officer for the company. Mr. Neuburger will have all the operating groups reporting to him including engineering, customer service, sales and marketing, and manufacturing. Mr. Neuburger will report to the chief executive officer, Gary Trimm, as will human resources, investor relations, quality, finance, and legal. The divisional structure will be consolidated under a functional organization with ISD and VOD product lines. Gary Brust, currently vice president of North American VOD sales, has been named vice president of worldwide sales and marketing for the company and will now lead sales and marketing for all product lines. Kirk Somers, Concurrent's general counsel, will add investor relations to his responsibilities.

"In 2005 we will continue to strengthen our relationships with customers so that we can better develop and deliver real-time solutions that meet their needs, while also maximizing the tremendous resources that we have worldwide. We believe this will lead to a more efficient utilization of our sales, engineering and customer service and support resources and ultimately to increased company profitability," added Mr. Trimm.

As previously announced, Concurrent Computer Corporation will hold a conference call to discuss its second quarter of fiscal 2005 results on Jan. 21 at 10:00 a.m. E.T., which will be broadcast live over the Internet on the company's web page at www.ccur.com, Investor Relations page.
          ------------

ABOUT CONCURRENT
Concurrent  Computer  Corporation (www.ccur.com) is a global leader in providing
                                   ------------
digital VOD systems to the broadband industry and real-time computer systems for industry and government. Concurrent's VOD systems are utilized within the domestic and international broadband cable, DSL, and IP-based markets and are widely deployed worldwide by major broadband operators. Concurrent's proven technology is based on open standards and provides a flexible, comprehensive, robust solution for HFC, DSL, and IP-based networks. The company's powerful and scalable VOD systems are based on open standards and are integrated with the leading broadband technologies. Concurrent is also a leading provider of high-performance, real-time computer systems, solutions, and software that focus on hardware-in-the-loop and man-in-the-loop simulation, data acquisition, and industrial control systems for commercial and government markets. Concurrent has nearly four decades of experience in real-time technology experience and provides its best of breed solutions through offices in North America, Europe, Asia, and Australia.


For More Information Contact:
-----------------------------

Concurrent - Angie Carson - Supervisor, Strategic Communications -
(678) 258-4118

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. When used or incorporated by reference in this release, the words "believes," "expects," "estimates," "anticipates," and similar expressions are intended to identify forward-looking statements. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new products in both the VOD and ISD divisions; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base; and obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 7, 2004 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.


                                      # # #


For More Information Contact:
-----------------------------

Concurrent - Angie Carson - Supervisor, Strategic Communications -
(678) 258-4118

Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.

Concurrent Computer Corporation, its logo and MediaHawk are registered and unregistered trademarks of Concurrent Computer Corporation. All other product names are trademarks or registered trademarks of their respective owners.




For More Information Contact:
-----------------------------

Concurrent - Angie Carson - Supervisor, Strategic Communications -
(678) 258-4118

                               CONCURRENT COMPUTER CORPORATION
                            CONDENSED CONSOLIDATED BALANCE SHEETS
                                       (IN THOUSANDS)

                                                  DECEMBER 31,    SEPTEMBER 30,    JUNE 30,
                                                      2004            2004           2004
                                                  (UNAUDITED)      (UNAUDITED)
                                                 --------------  ---------------  ----------
ASSETS
  Cash and cash equivalents                      $      23,921   $       18,779   $  27,928
  Trade accounts receivable, net                        11,940           11,421      10,192
  Inventories, net                                       4,562            7,378       9,617
  Prepaid expenses and other current assets              2,294            2,452       1,378
                                                 --------------  ---------------  ----------
    Total current assets                                42,717           40,030      49,115


  Property, plant and equipment, net                     9,871           10,851      11,569
  Purchased developed computer software, net               918              966       1,013
  Goodwill                                              10,744           10,744      10,744
  Investment in minority owned company                     140              553         553
  Other long-term assets, net                            1,408            1,450       1,548
                                                 --------------  ---------------  ----------

Total assets                                     $      65,798   $       64,594   $  74,542
                                                 ==============  ===============  ==========


LIABILITIES
  Accounts payable and accrued expenses          $       9,970   $       11,004   $  12,069
  Notes payable to bank, current portion                   930                -           -
  Deferred revenue                                       6,567            6,607      10,668
                                                 --------------  ---------------  ----------
    Total current liabilities                           17,467           17,611      22,737

  Long-term deferred revenue                             3,670            3,986       4,117
  Notes payable to bank, less current portion            2,070                -           -
  Other long-term liabilities                            2,204            2,034       1,962

STOCKHOLDERS' EQUITY
  Common stock                                             638              629         628
  Additional paid-in capital                           176,376          174,375     174,338
  Retained earnings (deficit)                         (135,194)        (133,747)   (128,712)
  Treasury stock                                             -                -         (42)
  Unearned compensation                                 (2,224)            (335)       (351)
  Accumulated other comprehensive income (loss)            791               41        (135)
                                                 --------------  ---------------  ----------
    Total stockholders' equity                          40,387           40,963      45,726
                                                 --------------  ---------------  ----------

Total liabilities and stockholders' equity       $      65,798   $       64,594   $  74,542
                                                 ==============  ===============  ==========

                                             CONCURRENT COMPUTER CORPORATION
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                 THREE MONTHS ENDED DECEMBER 31,        SIX MONTHS ENDED DECEMBER 31,
                                              -------------------------------------  -----------------------------------
                                                     2004               2003               2004              2003
                                                 (Unaudited)         (Unaudited)       (Unaudited)        (Unaudited)
                                              ------------------  -----------------  ----------------  -----------------
Revenues:
  Product:
    ISD systems                               $           6,162   $           5,597  $        11,695   $          9,991
    Video-on-demand systems                               8,559              11,568           14,613             20,715
                                              ------------------  -----------------  ----------------  -----------------
      Total product revenues                             14,721              17,165           26,308             30,706

  Service:
    ISD systems                                           3,347               4,018            6,621              8,164
    Video-on-demand systems                               1,956               1,443            4,425              2,658
                                              ------------------  -----------------  ----------------  -----------------
      Total service revenues                              5,303               5,461           11,046             10,822
                                              ------------------  -----------------  ----------------  -----------------
      Total revenues                                     20,024              22,626           37,354             41,528

Cost of sales:
  Product:
    ISD systems                                           2,527               2,628            4,984              3,984
    Video-on-demand systems                               4,353               5,484            8,563              9,141
                                              ------------------  -----------------  ----------------  -----------------
      Total product cost of sales                         6,880               8,112           13,547             13,125

  Service:
    ISD systems                                           2,060               2,233            4,063              4,417
    Video-on-demand systems                               1,188                 862            2,709              1,617
                                              ------------------  -----------------  ----------------  -----------------
      Total service cost of sales                         3,248               3,095            6,772              6,034
                                              ------------------  -----------------  ----------------  -----------------
      Total cost of sales                                10,128              11,207           20,319             19,159
                                              ------------------  -----------------  ----------------  -----------------

Gross margin                                              9,896              11,419           17,035             22,369

Operating expenses:
  Sales and marketing                                     4,087               4,429            8,564              8,509
  Research and development                                4,672               4,705            9,852              9,373
  General and administrative                              2,275               2,175            4,781              4,344
                                              ------------------  -----------------  ----------------  -----------------
      Total operating expenses                           11,034              11,309           23,197             22,226
                                              ------------------  -----------------  ----------------  -----------------

Operating income (loss)                                  (1,138)                110           (6,162)               143

Recovery (loss) of minority investment                     (313)              1,698             (313)             2,758
Other income (expense)                                       16                  58               73                (16)
                                              ------------------  -----------------  ----------------  -----------------
Income (loss) before income taxes                        (1,435)              1,866           (6,402)             2,885

Provision for income taxes                                   12                 653               66              1,060
                                              ------------------  -----------------  ----------------  -----------------

Net income (loss)                             $          (1,447)  $           1,213  $        (6,468)  $          1,825
                                              ==================  =================  ================  =================

Basic net income (loss) per share             $           (0.02)  $            0.02  $         (0.10)  $           0.03
                                              ==================  =================  ================  =================

Diluted net income (loss) per share           $           (0.02)  $            0.02  $         (0.10)  $           0.03
                                              ==================  =================  ================  =================

Basic weighted average shares outstanding                62,747              62,308           62,714             62,197
                                              ==================  =================  ================  =================

Diluted weighted average shares outstanding              62,747              63,202           62,714             62,991
                                              ==================  =================  ================  =================

                                CONCURRENT COMPUTER CORPORATION
                                         SEGMENT DATA
                                        (IN THOUSANDS)

                                  INTEGRATED SOLUTIONS DIVISION            VOD DIVISION
                               -----------------------------------  --------------------------
                                        THREE MONTHS ENDED              THREE MONTHS ENDED
                               -----------------------------------  --------------------------
                                   12/31/04           12/31/03        12/31/04      12/31/03
                                  (Unaudited)       (Unaudited)     (Unaudited)   (Unaudited)
                               -----------------  ----------------  ------------  ------------
Revenues:
  Product                      $           6,162  $          5,597  $     8,559   $    11,568
  Service                                  3,347             4,018        1,956         1,443
                               -----------------  ----------------  ------------  ------------
    Total                                  9,509             9,615       10,515        13,011

Cost of sales:
  Product                                  2,527             2,628        4,353         5,484
  Service                                  2,060             2,233        1,188           862
                               -----------------  ----------------  ------------  ------------
    Total                                  4,587             4,861        5,541         6,346
                               -----------------  ----------------  ------------  ------------

Gross margin                               4,922             4,754        4,974         6,665

Operating expenses
  Sales and marketing                      1,765             2,000        2,322         2,429
  Research and development                 1,320             1,391        3,352         3,314
  General and administrative               1,059             1,053        1,216         1,122
                               -----------------  ----------------  ------------  ------------
    Total operating expenses               4,144             4,444        6,890         6,865
                               -----------------  ----------------  ------------  ------------

Operating income (loss)        $             778  $            310  $    (1,916)  $      (200)
                               =================  ================  ============  ============

                                CONCURRENT COMPUTER CORPORATION
                                         SEGMENT DATA
                                        (IN THOUSANDS)

                                  INTEGRATED SOLUTIONS DIVISION           VOD DIVISION
                               -----------------------------------  --------------------------
                                         SIX MONTHS ENDED                SIX MONTHS ENDED
                               -----------------------------------  --------------------------
                                   12/31/04           12/31/03        12/31/04      12/31/03
                                  (Unaudited)       (Unaudited)     (Unaudited)   (Unaudited)
                               -----------------  ----------------  ------------  ------------
Revenues:
  Product                      $          11,695  $          9,991  $    14,613   $    20,715
  Service                                  6,621             8,164        4,425         2,658
                               -----------------  ----------------  ------------  ------------
    Total                                 18,316            18,155       19,038        23,373

Cost of sales:
  Product                                  4,984             3,984        8,563         9,141
  Service                                  4,063             4,417        2,709         1,617
                               -----------------  ----------------  ------------  ------------
    Total                                  9,047             8,401       11,272        10,758
                               -----------------  ----------------  ------------  ------------

Gross margin                               9,269             9,754        7,766        12,615

Operating expenses
  Sales and marketing                      3,700             3,807        4,864         4,702
  Research and development                 2,895             2,873        6,957         6,500
  General and administrative               2,170             2,147        2,611         2,197
                               -----------------  ----------------  ------------  ------------
    Total operating expenses               8,765             8,827       14,432        13,399
                               -----------------  ----------------  ------------  ------------

Operating income (loss)        $             504  $            927  $    (6,666)  $      (784)
                               =================  ================  ============  ============